UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On November 13, 2012, Community Financial Shares, Inc. (the “Company”) and its wholly owned subsidiary, Community Bank-Wheaton/Glen Ellyn (the “Bank”), entered into a securities purchase agreement (the “Agreement”) with a total of 63 accredited investors and members of the Company’s Board of Directors and executive management team pursuant to which the Company will issue an aggregate of $24.0 million in common stock and convertible preferred stock in a private placement offering (the “Offering”). Pursuant to the terms of the Agreement, the Company will issue 4,315,300 shares of common stock, 133,411 shares of series C preferred stock (the “Series C Preferred Stock”), 56,708 shares of series D preferred stock (the “Series D Preferred Stock”) and 6,728 shares of series E preferred stock (the “Series E Preferred Stock”) to purchasers in the Offering. The shares of common stock will be sold at a price of $1.00 per share and the shares of Series C Preferred stock, Series D Preferred stock and Series E Preferred stock will each be sold at a price of $100.00 per share.

The proceeds of the Offering will be used to (i) redeem the Company’s $6.9 million of preferred stock previously issued to the U.S. Department of Treasury pursuant to the TARP Capital Purchase Program, (ii) repay the Company’s indebtedness to a third party lender, (iii) enhance the capital of the Bank, as required by the terms of a consent order previously issued by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation, and (iv) support the future operational growth of the Company. On November 13, 2012, the Company entered into a securities purchase agreement with the U.S. Department of Treasury (the “TARP Securities Purchase Agreement”) pursuant to which, subject to the completion of the Offering and the receipt of Federal Reserve Board approval, it will repurchase the shares of preferred stock it previously issued pursuant to the TARP Capital Purchase Program for $3,293,550 plus an amount equal to 45% of the accrued and unpaid dividends on such preferred shares.

An affiliate of Clinton Group, Inc. (“Clinton”) and certain institutional investors advised by the same investment advisor (the “Lead Institutional Purchasers” and collectively with Clinton, the “Lead Purchasers”) will serve as lead purchasers in connection with the Offering. Clinton will invest approximately $6.3 million and the Lead Institutional Purchasers will collectively invest approximately $2.5 million in the Offering. Following the consummation of the Offering, Clinton will hold a 9.9% voting interest in the Company, the Lead Institutional Purchasers will collectively hold a 9.9% voting interest in the Company, and one additional non-lead purchaser, Fullerton Capital Partners LP, will hold a 9.9% voting interest in the Company. Each of these purchasers will have the option to purchase additional shares of preferred stock so that they may retain those voting ownership interests after the completion of the Rights Offering (as defined below).

Description of the Series C, Series D and Series E Preferred Stock

Series C Preferred Stock. Each share of Series C Preferred Stock will be convertible, at the sole discretion of the holder of such shares, into a number of shares of Common Stock determined by dividing $100.00 by the $1.00 conversion price (subject to anti-dilution adjustment as described below). Dividends may be paid on the Series C Preferred Stock as and when declared by the Board of Directors of the Company, subject to the prior and superior rights of the holders of any senior securities. In addition, the Series C Preferred Stock will participate in all common stock dividends on an as converted basis, and no dividends shall be payable on any junior securities or parity securities unless an identical dividend is payable at the same time on the Series C Preferred Stock. The Series C Preferred Stock provides for anti-dilution adjustments for combinations or divisions of common stock, the reclassification or reorganization of the Common Stock, and for dividends and distributions in shares of common stock. The Series C Preferred Stock may vote on any matter presented to holders of the common stock. The Series C Preferred Stock also has the right to vote as a class with respect to any amendment significantly and adversely affecting the terms of the Series C Preferred Stock. Each holder of Series C Preferred Stock will be entitled to a number of votes equal to the maximum number of shares of common stock into which such holder’s shares of Series C Preferred Stock are convertible into as of the record date for determining holders entitled to vote on such matters.

In addition, the consummation of a “change in control by” of the Company will constitute a liquidation, dissolution or winding up of the Company for purposes of the Series C Preferred Stock’s liquidation preference. For this purpose, a “change in control” is defined as any of the following transactions that is approved by at least a majority of the members of the Company’s Board of Directors: (i) an acquisition by any person (other than the Company, the current members of its Board of Directors and their descendants, or certain Company or Bank benefit plans) of common stock that causes such person to own fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a reorganization, merger, consolidation or other corporate transaction involving the Company with respect to which the shareholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the surviving entity; (iii) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party; or (iv) any other transactions or series of related transactions that have substantially the same effect as the transactions specified in (i) through (iii) above as reasonably determined by the Board of Directors. In such circumstances, in lieu of participating in a change of control, the holders of the Series C Preferred Stock may elect to require the Company to make the liquidation payment for any or all of the shares their Preferred Stock concurrently with the consummation of a change in control or pay interest thereon at a rate equal to the lesser of (i) 25% per annum or (ii) the maximum rate permitted by applicable law.

Series D Preferred Stock. Except with respect to conversion rights and voting rights, the Series D Preferred Stock generally has the same preferences, limitations, and relative rights as, and is identical in all respects to, the Series C Preferred Stock. The Series D Preferred Stock is convertible into shares of Series C Preferred Stock on a one-for-one basis provided that no such conversion results in any person holding more than a 9.99% voting ownership interest in the Company, excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of the Company. In addition, each share of Series D Preferred Stock shall be convertible into common stock only (i) simultaneously with the closing of a transfer to a transferee of such Series D Preferred Stock pursuant to a permitted transfer (such as (a) a widespread public distribution; (b) a transfer in which no transferee would receive two percent or more of any class of voting securities of the Company; or (c) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the holder) and (ii) at the sole discretion of the transferee of such shares into a number of shares of common stock determined by dividing $100.00 by the $1.00 conversion price (subject to anti-dilution adjustment as described below) upon written notice from the transferee. The Series D Preferred Stock has no voting rights other than with respect to any amendments significantly and adversely affecting the terms of the Series D Preferred Stock. The Series D Preferred Stock provides for anti-dilution adjustments for combinations or divisions of Series C Preferred Stock or common stock, the reclassification or reorganization of the Series C Preferred Stock or common stock, and for dividends and distributions in shares of Series C Preferred Stock or common stock.

Series E Preferred Stock. The Series E Preferred Stock has the same preferences, limitations, and relative rights as, and is identical in all respects to, shares of Series D Preferred Stock, except that the Series E Preferred Stock is convertible into shares of Series C Preferred Stock provided that no such conversion results in any person holding more than a 4.99% voting ownership interest in the Company, excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of the Company.

Securities Purchase Agreement

In addition to the provisions relating to the sale and purchase of the shares of common stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock discussed above, the Agreement includes a number of covenants made by the Company, including those described below. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Closing Conditions. In order to consummate the Offering, the Company’s stockholders must approve certain amendments to the Company’s certificate of incorporation, including an increase in the number of the Company’s authorized shares of common stock, to allow for the completion of the transactions contemplated by the Agreement. In addition, each of the Lead Purchasers must receive confirmation from the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) that its purchase will not result in such Lead Purchaser or any of its affiliates being deemed in control of the Company for purposes of (i) the Change in Control Act of 1978, as amended or the Bank Holding Company Act of 1956, as amended (the “BHCA”), or (ii) otherwise being regulated as a bank holding company within the meaning of the BHCA. The consummation of the Offering is also subject to certain additional closing conditions set forth in the Agreement, including a requirement that none of the Lead Purchasers shall have received any indication from the Federal Reserve Board or any other governmental authority that such Lead Purchaser or its affiliates is required to comply with a burdensome regulatory condition in order to consummate the Offering.

Closings. The Agreement contemplates that the Company will conduct two closings in connection with the Offering. The first closing, which is anticipated to result in $24.0 million in proceeds, will occur within two business days following the satisfaction or waiver of the closing conditions set forth in the Agreement by the Company and the purchasers, or on such other date as the parties agree. After the first closing, stockholders who owned shares of common stock on the day immediately prior to the first closing will be eligible to participate in a registered rights offering (the “Rights Offering”) pursuant to which they will be able to purchase shares of common stock at a price of $1.00 per share. The Rights Offering must occur no later than three months after the first closing and is limited to $3.0 million. Following the completion of the Rights Offering, a voluntary second closing will occur. The purpose of the second closing is to provide four purchasers with the ability to purchase additional shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, to the extent their ownership interests in the Company were diluted by the issuance of shares in the Rights Offering.

Board Representation and Governance Matters. The Agreement provides that, subject to any required regulatory approvals, three purchasers will each appoint one individual that has been designated by each purchaser and approved by the Company (each a “Nominating Purchaser Nominee”) to (i) serve as a member of the Board of Directors of the Company and the Bank and (ii) at the option of such Nominating Purchaser Nominee, as a member of each of the respective committees of the Boards of Directors of the Company and the Bank for which such Nominating Purchaser Nominee qualifies. Each purchaser entitled to appoint a Nominating Purchaser Nominee will have the right to be represented on the Board of Directors of the Company and the Bank by one director of its choice for as long as it maintains at least a 2.5% ownership interest in the Company. In addition, the Agreement provides that, at the first closing of the Offering, the Company and the Bank will appoint Donald H. Wilson as the Chairman of the Board of Directors of the Company and the Bank. Board appointments are subject to the approval of the Federal Reserve Board.

Non-Dilution Rights. The Agreement further provides that, from the date of the Agreement until the one-year anniversary of the date of the first closing of the Offering, the Company will not issue any additional shares of common stock or other securities convertible into shares of common stock without the consent of the purchasers or the approval of two-thirds of the Company’s Board of Directors; provided, however, that issuances of any Company securities issued on exercise, conversion or exchange of any other Company or Bank securities, Company securities sold in the Rights Offering, and purchased securities sold at the first or second closing are excluded from this restriction. In addition, the purchasers may not withhold their consent with respect to any issuance of securities that is required by a banking regulator or other governmental authority.

Use of Proceeds. The Agreement provides that the Company will use the Offering proceeds, in part to (i) to repay the Company’s current indebtedness to a third party lender, and (ii) to redeem the Company preferred stock previously issued to the U.S. Department of Treasury pursuant to the TARP Capital Purchase Program.

Termination. The Agreement may be terminated prior to the first closing of the Offering: (i) by the mutual written agreement of the Company and a purchaser; (ii) by the Company or a purchaser if any governmental entity issues any final and non-appealable law, rule, order or injunction or initiates any action prohibiting the Offering; (iii) by the Company or a purchaser if the first closing has not been consummated by February 13, 2013 (provided that the terminating party is not responsible for the delay); or (iv) by the Company or the purchasers if the other party is in material violation or breach of any covenant, representation or warranty contained in the Agreement.

Registration Rights Agreement

In connection with the execution of the Agreement, the Company and each of the purchasers entered into a Registration Rights Agreement. The Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and also provides purchasers with demand and piggyback registration rights under certain circumstances. The resale registration statement must be filed within 30 days after the first closing and declared effective within 90 days of the first closing. Failure to meet these deadlines, as well as certain other events, will result in the Company being obligated to pay the investors liquidated damages equal to 1.5% of the purchase price paid by the investors for the securities for each event and each monthly anniversary of such event. A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

TARP Securities Purchase Agreement

The TARP Securities Purchase Agreement provides that, subject to the completion of the Offering and the receipt of Federal Reserve Board approval, the Company will repurchase the shares of preferred stock it previously issued pursuant to the TARP Capital Purchase Program for $3,293,550 plus an amount equal to 45% of the accrued and unpaid dividends on such preferred shares. A copy of the TARP Securities Purchase Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information

The foregoing summary of the Agreement and related documents is not complete and is qualified in its entirety by reference to the complete text of the Agreement, the Registration Rights Agreement and the TARP Securities Purchase Agreement which are filed as Exhibit 10.1 Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

The Offering involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions promulgated thereunder. Such securities being sold in the Offering may not be offered or sold absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the U.S. Securities and Exchange Commission and mail to its stockholders a written consent solicitation statement in connection with certain amendments to the Company’s certificate of incorporation that must be approved by stockholders in order to consummate the Offering. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of stockholder consents. Information regarding our directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the U.S. Securities and Exchange Commission on June 22, 2012. The written consent solicitation statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Stockholders are urged to read the written consent solicitation statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Item 3.02	Unregistered Sales of Equity Securities.

On November 13, 2012, the Company entered into the Agreement, which provides for the sale of shares of common stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in the Offering as described under Item 1.01 of this Current Report on Form 8-K. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the securities to purchasers in the Offering is exempt from registration pursuant to Section 4(2) of the Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the shares of common stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to the Agreement and is not offering securities to the public in connection with the Offering.

Item 5.01	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2012, the Company’s Board of Directors amended the Company’s Bylaws to: (i) eliminate Article II, Section 13 of the Bylaws, which provided that any action taken by stockholders of the Company without a meeting required the written consent of all of the stockholders entitled to vote with respect to the subject matter; (ii) amend Article III, Section 2 of the Bylaws to fix the size of the Company’s Board of Directors at ten (10) members; and (iii) effect certain clarifying amendments to the Bylaws to reflect the existence of multiple classes of Company voting securities in connection with the proposed issuance of the Series C Preferred Stock. A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, Donald H. Fischer notified the Company that he will retire as the Chairman of the Board of Directors of the Company and the Bank effective following the first closing of the Offering and the appointment of Donald H. Wilson as a member of the Board of Directors. Mr. Fischer’s retirement is not due to any disagreement with the Company or the Bank or any concerns relating to the operations, policies or practices of either the Company or the Bank.

Item 8.01	Other Events.

On November 13, 2012, the Company issued a press release announcing the execution of the Agreement and the TARP Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

3.2	Amended and Restated Bylaws of Community Financial Shares, Inc.

10.1	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein*

10.2	Registration Rights Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein*

10.3	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the U.S. Department of Treasury

99.1	Press Release dated November 13, 2012

*	Schedules and certain attachments have been omitted but will be provided to the Securities and Exchange Commission upon request.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the regulatory and shareholder approvals required for the Offering may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate; and other closing conditions for the Offering may not be satisfied. In addition, factors that could have a material impact on the results of operations of the Company include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer

Date: November 13, 2012